UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On November 8, 2018, Altair Engineering Inc. (the “Company”) issued a press release disclosing its financial information and operating metrics for its third quarter and nine months ended September 30, 2018. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The pre-commencement communication filed under cover of this Current Report on Form 8-K is being filed by the Company, and Dallas Merger Sub, Inc. (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of the Company, pursuant to General Instruction A.2 to Form 8-K related to a planned tender offer by Purchaser (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Datawatch Corporation, a Delaware corporation (“Datawatch”). The planned tender offer will be made pursuant to an Agreement and Plan of Merger, dated as of November 5, 2018, by and among Purchaser, the Company and Datawatch, providing for the Offer and the merger (the “Merger”) of Purchaser with and into Datawatch.

On November 8, 2018, the Company issued a press release disclosing its financial information and operating metrics for its third quarter and nine months ended September 30, 2018. Such press release included communications related to expected benefits of the Offer.

Notice to Investors/Important Additional Information will be Filed with the SEC

The Offer has not yet commenced. This report and the attached exhibits are for informational purposes only and are neither an offer to purchase nor a solicitation of an offer to sell any securities of Datawatch nor are they a substitute for the tender offer materials that the Company will file with the SEC. The solicitation and the offer to purchase the Shares will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that the Company intends to file with the SEC. Thereafter, Datawatch will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. DATAWATCH’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Datawatch on Schedule 14D-9 and related materials with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at www.altair.com. Copies of the documents filed with or furnished to the SEC by Datawatch will be available at no charge under the “Investor Relations” section of Datawatch’s website at www.datawatch.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, the Company and Datawatch file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by the Company or Datawatch at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s and Datawatch’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Altair Engineering Inc. dated November 8, 2018, furnished hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Date: November 8, 2018	By:	/s/ Howard N. Morof
Howard N. Morof
Chief Financial Officer